Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Information

On April 30, 2018 (the "Distribution Date"), Pentair plc ("Pentair" or "the Company") completed the separation of its Electrical business from the rest of Pentair by means of a dividend in specie of the Electrical business, which was effected by the transfer of the Electrical business from Pentair to nVent Electric plc ("nVent") and the issuance by nVent of nVent ordinary shares directly to Pentair shareholders, (the “Distribution”). In the Distribution, nVent issued one nVent ordinary share for each Pentair ordinary share held as of the close of business on April 17, 2018, the record date for the Distribution.
After the Distribution Date, the Company does not beneficially own any ordinary shares of nVent and will no longer consolidate nVent within its financial results. Beginning in the second quarter of fiscal 2018, nVents’s historical financial results for periods prior to the Distribution Date will be reflected in the Company’s consolidated financial statements as a discontinued operation (the “nVent Discontinued Operations”).

The unaudited pro forma condensed consolidated financial statements were derived from Pentair's historical consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America and give effect to the Distribution, including:

•	the transfer of nVent assets and liabilities that are specifically identifiable or otherwise allocable to nVent;

•	the removal of certain non-recurring separation costs directly related to the Distribution; and

•	a $993.6 million net cash distribution from nVent to Pentair.
The unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2018 and for each of the years ended December 31, 2017, 2016 and 2015 give effect to the Distribution as if it occurred on January 1, 2015. The unaudited pro forma condensed consolidated balance sheet gives effect to the Distribution as if it occurred as of March 31, 2018, the Company’s latest balance sheet date.

The unaudited pro forma condensed consolidated statements of income (i) are presented based on information currently available, (ii) are intended for informational purposes only, (iii) are not necessarily indicative of and do not purport to represent what the Company’s operating results would have been had the Distribution occurred as described or what the Company’s future operating results will be after giving effect to these events, and (iv) do not reflect all actions that may be undertaken by the Company after the Distribution and disposition of nVent.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read together with:

•
Historical financial statements of Pentair as of and for the year ended December 31, 2017 and the related notes and Management's Discussion and Analysis of Financial Condition and Results of Operations included in Pentair’s Annual Report on Form 10-K for the year ended December 31, 2017 that Pentair filed with the Securities and Exchange Commission (“SEC”) on February 27, 2018;

•
Separate historical financial statements of Pentair as of and for the three months ended March 31, 2018 and the related notes and Management's Discussion and Analysis of Financial Condition and Results of Operations included in Pentair’ Quarterly Report on Form 10-Q for the period ended March 31, 2018 that Pentair filed with the SEC on April 20, 2018; and

•
nVent’s audited annual combined financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in nVent’s Registration Statement on Form 10 filed with the SEC on October 30, 2107 and most recently amended on April 4, 2018.

Pentair plc
Pro Forma Condensed Consolidated Statements of Income (Unaudited)
Three Months Ended March 31, 2018

		Pro Forma Adjustments
In millions, except per-share data	Historical Pentair	Separation of nVent (a)	Other		Pro Forma
Net sales	$1,269.7	$(537.1)	$—		$732.6
Cost of goods sold	807.7	(330.0)	—		477.7
Gross profit	462.0	(207.1)	—		254.9
Selling, general and administrative	279.6	(113.2)	(24.6)	(b)	141.8
Research and development	30.1	(11.4)	—		18.7
Operating income	152.3	(82.5)	24.6		94.4
Other (income) expense:
Loss on sale of business	5.3	—	—		5.3
Net interest expense	13.8	(0.6)	—		13.2
Other expense	1.4	(0.9)	—		0.5
Income from continuing operations before income taxes	131.8	(81.0)	24.6		75.4
Provision for income taxes	27.6	(14.6)	3.0	(c)	16.0
Net income from continuing operations	$104.2	$(66.4)	$21.6		$59.4

Basic earnings per ordinary share from continuing operations	$0.58				$0.33
Diluted earnings per ordinary share from continuing operations	$0.58				$0.33

Weighted average ordinary shares outstanding
Basic	179.2				179.2
Diluted	181.5				181.5

Pentair plc
Pro Forma Condensed Consolidated Statements of Income (Unaudited)
Fiscal Year Ended December 31, 2017

		Pro Forma Adjustments
In millions, except per-share data	Historical Pentair	Separation of nVent (a)	Other		Pro Forma
Net sales	$4,936.5	$(2,090.8)	$—		$2,845.7
Cost of goods sold	3,107.4	(1,256.0)	—		1,851.4
Gross profit	1,829.1	(834.8)	—		994.3
Selling, general and administrative	1,022.1	(447.6)	(39.4)	(b)	535.1
Research and development	115.8	(42.5)	—		73.3
Operating income	691.2	(344.7)	39.4		385.9
Other (income) expense:
Loss on sale of business	4.2	—	—		4.2
Loss on early extinguishment of debt	101.4	—	—		101.4
Interest income	(9.9)	—	—		(9.9)
Interest expense	97.2	(0.2)	—		97.0
Other expense	9.1	3.6	—		12.7
Income from continuing operations before income taxes	489.2	(348.1)	39.4		180.5
Provision for income taxes	9.2	53.8	5.0	(c)	68.0
Net income from continuing operations	$480.0	$(401.9)	$34.4		$112.5

Basic earnings per ordinary share from continuing operations	$2.64				$0.62
Diluted earnings per ordinary share from continuing operations	$2.61				$0.61

Weighted average ordinary shares outstanding
Basic	181.7				181.7
Diluted	183.7				183.7

Pentair plc
Pro Forma Condensed Consolidated Statements of Income (Unaudited)
Fiscal Year Ended December 31, 2016

		Pro Forma Adjustments
In millions, except per-share data	Historical Pentair	Separation of nVent (a)	Other	Pro Forma
Net sales	$4,890.0	$(2,110.1)	$—	$2,779.9
Cost of goods sold	3,095.9	(1,280.2)	—	1,815.7
Gross profit	1,794.1	(829.9)	—	964.2
Selling, general and administrative	966.0	(434.5)	—	531.5
Research and development	114.1	(40.6)	—	73.5
Operating income	714.0	(354.8)	—	359.2
Other (income) expense:
Loss on sale of business	3.9	—	—	3.9
Interest income	(8.3)	—	—	(8.3)
Interest expense	148.4	(1.4)	—	147.0
Other expense (income)	9.0	(19.5)	—	(10.5)
Income from continuing operations before income taxes	561.0	(333.9)	—	227.1
Provision for income taxes	109.4	(59.3)	—	50.1
Net income from continuing operations	451.6	(274.6)	—	177.0

Basic earnings per ordinary share from continuing operations	$2.49			$0.98
Diluted earnings per ordinary share from continuing operations	$2.47			$0.97

Weighted average ordinary shares outstanding
Basic	181.3			181.3
Diluted	183.1			183.1

Pentair plc
Pro Forma Condensed Consolidated Statements of Income (Unaudited)
Fiscal Year Ended December 31, 2015

		Pro Forma Adjustments
In millions, except per-share data	Historical Pentair	Separation of nVent (a)	Other	Pro Forma
Net sales	$4,616.4	$(1,804.2)	$—	$2,812.2
Cost of goods sold	3,017.6	(1,139.2)	—	1,878.4
Gross profit	1,598.8	(665.0)	—	933.8
Selling, general and administrative	898.3	(341.7)	—	556.6
Research and development	98.7	(29.3)	—	69.4
Operating income	601.8	(294.0)	—	307.8
Other (income) expense:
Loss on sale of business	3.2	—	—	3.2
Interest income	(4.7)	—	—	(4.7)
Interest expense	106.6	(1.1)	—	105.5
Other income	(15.8)	0.8	—	(15.0)
Income from continuing operations before income taxes	512.5	(293.7)	—	218.8
Provision for income taxes	115.4	(61.6)	—	53.8
Net income from continuing operations	397.1	(232.1)	—	165.0

Basic earnings per ordinary share from continuing operations	$2.20			$0.92
Diluted earnings per ordinary share from continuing operations	$2.17			$0.90

Weighted average ordinary shares outstanding
Basic	180.3			180.3
Diluted	182.6			182.6

Pentair plc
Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
March 31, 2018

		Pro Forma Adjustments
In millions, except per-share data	Historical Pentair	Separation of nVent (a)	Other		Pro Forma
Assets
Current assets
Cash and cash equivalents	$907.5	$(836.7)	$993.6	(d)	$1,064.4
Accounts and notes receivable, net of allowances	985.2	(355.2)	—		630.0
Inventories	593.5	(225.4)	—		368.1
Other current assets	232.8	(107.4)	—		125.4
Total current assets	2,719.0	(1,524.7)	993.6		2,187.9
Property, plant and equipment, net	546.5	(265.1)	—		281.4
Other assets
Goodwill	4,380.1	(2,241.3)	—		2,138.8
Intangibles, net	1,536.5	(1,220.7)	—		315.8
Other non-current assets	186.0	(49.3)	—		136.7
Total other assets	6,102.6	(3,511.3)	—		2,591.3
Total assets	$9,368.1	$(5,301.1)	$993.6		$5,060.6
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$0.2	$(0.2)	$—		$—
Accounts payable	404.0	(141.7)	—		262.3
Employee compensation and benefits	142.7	(60.2)	—		82.5
Other current liabilities	480.6	(126.6)	—		354.0
Total current liabilities	1,027.5	(328.7)	—		698.8
Other liabilities
Long-term debt	2,673.1	(793.0)	—		1,880.1
Pension and other post-retirement compensation and benefits	291.9	(188.7)	—		103.2
Deferred tax liabilities	369.1	(265.0)	—		104.1
Other non-current liabilities	286.8	(85.5)	—		201.3
Total liabilities	4,648.4	(1,660.9)	—		2,987.5
Total equity	4,719.7	(3,640.2)	993.6	(d)	2,073.1
Total liabilities and equity	$9,368.1	$(5,301.1)	$993.6		$5,060.6

Notes to Pro Forma Condensed Consolidated Financial Statements

a.	The adjustments remove the assets, liabilities, equity and results of operations of the Electrical business that comprise nVent.

b.
Removal of $24.6 million of nVent separation costs in the three months ended March 31, 2018 and $39.4 million of nVent separation costs in the year ended December 31, 2017. These costs directly relate to the Distribution of nVent and will not recur and as such, have been removed from the unaudited pro forma consolidated statements of income.

c.	The tax effects of pro forma adjustment (b) reflect the tax benefit recorded at the time the costs were incurred.

d.
In connection with the separation, in March 2018, nVent Finance S.à r.l. (“nVent Finance”), previously a wholly-owned subsidiary of Pentair, issued $800 million aggregate principal amount of senior notes. Further, in April 2018, nVent Finance drew $200 million upon its senior unsecured term loan facility. Upon completion of the Distribution on April 30, 2018, nVent Finance became a wholly-owned subsidiary of nVent Electric plc. While nVent Finance retained the $1,000 million in debt, Pentair retained most of the net proceeds from the debt offering. In connection with the Distribution, nVent Finance transfered to Pentair all cash in excess of $50.0 million of nVent and its subsidiaries, including cash from the net proceeds from the issuance of the senior notes and the term loan facility, as consideration for the contribution of the assets of the Electrical business to nVent Finance by Pentair.